UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 22, 2013, Oxygen Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) providing for the issuance and sale by the Company (the “Offering”) of $1.6 million of shares of the Company’s Series B-1 convertible preferred stock (the “Series B-1 Stock”) and $0.5 million of shares of the Company's Series B-2 convertible preferred stock (the “Series B-2 Stock” and, together with the Series B-1 Stock, the “Preferred Stock”) which are convertible into a combined total of 8,400,000 shares of common stock (the “Conversion Shares”).  In connection with the purchase of shares of Preferred Stock in the Offering, the Investor will receive warrants to purchase a number of shares of common stock equal to 150% of the number of Conversion Shares at an exercise price equal to $0.50 (the “Warrants”).  Each Warrant will be immediately exercisable upon issuance, with one-half exercisable for six years and the other half exercisable for two years.  The closing of the sale of these securities is expected to take place on or about February 27, 2013, subject to customary closing conditions.

The Company estimates that the net proceeds from the Offering will be approximately $1.9 million.  The net proceeds received by the Company from the Offering will be used to further its clinical trials and efforts to obtain regulatory approval of Oxycyte®, develop its product candidates, including dermatologic indications using its topical gel, support manufacturing of Oxycyte, for research and development and for general corporate purposes, including working capital and potential acquisitions.

Shares of Preferred Stock have a liquidation preference equal to $1,000 per share and, subject to certain ownership limitations as described below, are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price of $0.25 per share.  The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  In addition, 10 trading days after the earlier of (a) the first reverse stock split of the Company’s common stock (which the Company has agreed to seek approval of from its shareholders) that is effected by the Company while the Preferred Stock is outstanding or (b) 75 days after the closing (the "Trigger Date"), the conversion price shall be reduced to 80% of the average volume weighted average price (the “VWAP”) of the Company’s common stock for those 10 trading days.  In addition, the Preferred Stock will be subject to anti-dilution provisions until such time that during any 20 consecutive trading days, the VWAP of the Company’s common stock exceeds $1.00 and the daily dollar trading volume exceeds $100,000 per trading day. In addition, if after stockholder approval has been obtainedand after the earlier of the reverse split or the Trigger Date, the VWAP of our common stock exceeds $1.00 (as adjusted) for at least 20 consecutive trading days and the daily dollar trading volume during such period exceeds $100,000 per trading day, we have the right to require conversion of any or all of the outstanding shares of Preferred Stock into common stock at the then-current conversion price.

Subject to limited exceptions, holders of shares of Preferred Stock will not have the right to convert any portion of their Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion.  In addition, until such time as the Company has received shareholder approval as required by applicable Nasdaq rules, the Company may not issue, upon conversion of the Preferred Stock or exercise of the Warrants, a number of shares of common stock which, when aggregated with shares previously issued upon conversion, would exceed 6,333,041 shares of common stock.

The Series B-1 Stock is being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2010 and declared effective on April 14, 2010 (File No. 333- 165733) (the “Registration Statement”).

The Series B-2 Stock and the Warrants will be issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Investor may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.  Pursuant to a Registration Rights Agreement, dated February 22, 2013, by and between the Company and the Investor (the “Registration Rights Agreement”), the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of the Series B-2 Stock and upon exercise of the Warrants.

In connection with the Offering, on February 22, 2013, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the Offering.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities.  The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being offered in the Offering.  The Placement Agent will be paid a cash fee equal to seven percent of the gross proceeds received by the Company from the sale of the securities at the closing of the Offering and will also receive reimbursement of its expenses, which will not exceed $21,000, or 1% of the gross proceeds received by the Company from the sale of the securities at the closing of the offering.

On February 21, 2013, the Company entered into Warrant Exchange Agreements (the “Warrant Exchange Agreements”) with the institutional investors party to that certain Securities Purchase Agreement by and among the Company and certain institutional investors, dated December 8, 2011 as subsequently amended (the “Prior SPA”).  Under the Warrant Exchange Agreements, all warrants issued pursuant to the Prior SPA were exchanged for an aggregate of 400,000 shares of the Company’s common stock and $380,000 in cash pursuant to Section 3(a)(9) under the Securities Act.  In addition, the Warrant Exchange Agreements provide that the investors party thereto may not sell, offer to sell or contract to sell the shares of common stock issued thereunder prior to and including May 21, 2013.

The Placement Agency Agreement and forms of the Purchase Agreement, the certificate of designation of preferences, rights and limitations of Series B-1 Stock and Series B-2 Stock, the Warrant, the Registration Rights Agreement, and the Warrant Exchange Agreement, are filed hereto as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 8.01                      Other Events

On February 22, 2013, the Company issued a press release regarding the Offering described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Certificate of Designations of Series B-1 Convertible Preferred Stock
Exhibit 4.2	Form of Certificate of Designations of Series B-2 Convertible Preferred Stock
Exhibit 4.3	Form of Warrant
Exhibit 10.1	Placement Agency Agreement
Exhibit 10.2	Form of Securities Purchase Agreement
Exhibit 10.3	Form of Registration Rights Agreement
Exhibit 10.4	Form of Warrant Exchange Agreement
Exhibit 99.1	Press Release dated February 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: February 22, 2013	By:	/s/ Michael B. Jebsen
Name: Michael B. Jebsen
Title: Chief Financial Officer and Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 4.1	Form of Certificate of Designations of Series B-1 Convertible Preferred Stock
Exhibit 4.2	Form of Certificate of Designations of Series B-2 Convertible Preferred Stock
Exhibit 4.3	Form of Warrant
Exhibit 10.1	Placement Agency Agreement
Exhibit 10.2	Form of Securities Purchase Agreement
Exhibit 10.3	Form of Registration Rights Agreement
Exhibit 10.4	Form of Warrant Exchange Agreement
Exhibit 99.1	Press Release dated February 22, 2013